September 3, 2010

Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

RE:        Legal Opinion - Pristine Solutions, Inc. (the "Company")

Ladies and Gentlemen:

              This Firm has acted as special counsel to the Company for the limited purpose of rendering this opinion in connection with the Registration Statement on Form S-1 and the Prospectus included therein (collectively the "Registration Statement") which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") with respect to the registration and proposed sale of up to 29,666,781 shares of Common Stock, par value $0.0001 per share, which may be sold by the selling security holders enumerated in the Registration Statement, at a price of $0.002 per share.

              We were not engaged to prepare any portion of the Registration Statement, and although we have reviewed the Registration Statement for the purposes of writing the opinions contained herein, we express no opinion as to the accuracy or adequacy of the disclosure contained in the Registration Statement, other than the opinions related to the Registration Statement that are expressly stated herein.

              In our capacity as special counsel to the Company, we examined instruments, documents, and records, which I have deemed relevant and necessary for the basis of my opinion, including, but not limited to, the Articles of Incorporation of the Company, as amended, the By-Laws of the Company, and the records of corporate proceedings relating to the issuance of Shares. Additionally, we reviewed and made such other examinations of law and fact as we deemed relevant to form the opinion hereinafter expressed.

              We have examined such documents in light of the applicable laws of the State of Nevada, including all applicable provisions of Nevada Revised Statutes and reported judicial decisions interpreting those laws.

              In such examinations, we assumed the legal capacity of all natural persons, the authenticity and completeness of all instruments submitted to me as original documents, the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies, and the genuineness of all signatures contained in the records, documents, instruments, and certificates we have reviewed.

              In conducting our examination of documents executed by parties other than the Company, we assumed that such parties had the power, corporate, limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements; such documents constitute valid and binding obligations of such parties.

              Based upon and subject to the foregoing, we render the following opinion on the legality of the securities being registered. We are of the opinion that the Company has an authorized capitalization of 100,000,000 shares of Common Stock, $0.0001 par value, and 100,000,000 shares of Preferred Stock, $0.001 par value. We are also of the opinion that the shares of Common Stock currently issued and outstanding, including the 29,666,781 shares that are being offered in the Registration Statement are duly and validly issued, fully paid, and non-assessable.

              This opinion letter is limited to the status of shares to be issued under the Registration Statement, and no opinion is implied or may be inferred beyond the matters expressly stated.

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              We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Experts" in the Prospectus. In giving this consent, we do not hereby admit that we are an "Expert" within Section 7 of the Securities Act with respect to any part of the Registration Statement, including this exhibit. Further, in giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Very Truly Yours,
CARRILLO HUETTEL, LLP

/s/ Carrillo Huettel, LLP
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Carrillo Huettel, LLP